UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/25/2010

Westway Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-52642

Delaware	20-4755936
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

365 Canal Street, Suite 2900

New Orleans, LA 70130

(Address of principal executive offices, including zip code)

(504) 525-9741

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(b)  Peter J.M. Harding has retired as President, Chief Executive Officer and director of Westway Group, Inc. (the “Company”), effective June 30, 2010.  The press release announcing Mr. Harding’s retirement is attached as Exhibit 99.1 to this current report on Form 8-K.

(c)  In connection with Mr. Harding’s retirement, the Company’s board of directors (the “Board”) has appointed James B. Jenkins, 52, to serve as interim Chief Executive Officer, effective June 30, 2010.  Mr. Jenkins has been a member of the Board since May 2009.  Mr. Jenkins previously served as Managing Director of the ED&F Man group’s Commodity Services Division, an integrated research, brokerage and risk management operation, and as a member of ED&F Man’s Executive Committee from November 2005 until September 2009. Prior to his role at ED&F Man Commodity Services, Mr. Jenkins was President of ED&F Man Cocoa, Inc., a merchant of cocoa beans and released products.  Mr. Jenkins has 26 years of service in the soft commodities industry.  Mr. Jenkins has served as a member of the New York Board of Trade’s Cocoa and Control Committees, and as Chairman of the Board of Directors of the Cocoa Merchants’ Association of America, as well as on a number of the Association’s committees.  Mr. Jenkins is not related to Francis P. Jenkins, Jr., our Chairman.  The Board has set Mr. Jenkins’ annual base salary at $475,000.00, which is the same as that of his predecessor.  The Board and Mr. Jenkins are still reviewing the other terms and conditions of Mr. Jenkins’ employment.

Also in connection with Mr. Harding’s retirement, the Board has appointed Wayne Driggers, 54, the Company’s current Chief Operating Officer, to serve as President of the Company and to replace Mr. Harding on the Board as a Class A director, effective June 30, 2010.  Mr. Driggers, has not been appointed to any committees of the Board, and as Mr. Driggers is not considered independent under the SEC or NASDAQ rules, he will not be eligible to serve on any committees with an independence requirement.  Mr. Driggers has been with the Company for over 18 years.  Mr. Driggers served as the President of the Company’s bulk liquid storage business from 1992 through 2009.  Prior to that, Mr. Driggers served as Vice President.  Before joining the Company, Mr. Driggers served as President of Liquid Transfer Terminals, Inc. in 1991 and as Vice President with McKenzie Tank Lines, Inc. from 1981 to 1989.  From 1989 to 1991 he served as a General Manager with Powell Duffyn Terminals, a British public corporation. Mr. Driggers has also been previously employed in management positions with Florida Rock & Tank Lines from 1977 to 1979 and with Seminole Refining Inc. from 1979 to 1981.  Mr. Driggers serves on the Board of Directors of the International Liquid Terminals Association, and served as Chairman of the Board in 2008.  The Board concluded that Mr. Driggers should serve as a director of the Company due to his experience with the Company and his various executive and director roles.

(e) In connection with the retirement of Mr. Harding, on June 25, 2010 the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Harding.  The Separation Agreement will become effective on July 2, 2010 unless previously revoked by Mr. Harding.  Under the Separation Agreement, Mr. Harding will receive $1,504,492 in cash payments.  These payments consist of one year’s salary of $475,000 payable over one year in 24 equal installments, and a cash bonus of $1,029,492 for fiscal 2010, with half of the bonus payable within 15 business days of July 2, 2010 and the remainder paid at the time bonuses are paid to senior executives in 2011 for fiscal 2010 (but in no event later than March 15, 2011).  In addition, Mr. Harding will receive the same Company benefits as actively employed companies to the extent permitted by the applicable benefit plans.  If not permitted by the applicable plans, the Company has agreed to pay to Mr. Harding the amounts it would have paid to the Company’s pension plan and 401(k) on his behalf, up to a maximum payment of $50,000.  It will also reimburse him for medical insurance payments he may have to make under COBRA.  In addition, assuming shareholder approval of the Company’s Incentive Compensation Plan at the Company’s 2010 Annual Shareholders meeting, Mr. Harding would have received a grant of 100,591 shares of Company restricted stock.  The Company has agreed, in lieu of the issuance of this stock, to pay Mr. Harding a lump sum of $372,187 within 15 business days following July 2, 2010.  In the Separation Agreement, the Company and Mr. Harding have also entered into mutual releases and mutual non-disparagement provisions, and Mr. Harding has agreed to non-competition and non-solicitation provisions that will extend 18 months beyond his resignation date.

The foregoing is a summary of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement that is filed as Exhibit 10.1 to this current report on Form 8-K.

On June 26, 2010, the Company entered into severance agreements (each a “Severance Agreement”) with Wayne Driggers, the Company’s newly appointed President, and Thomas A. Masilla, Jr., the Company’s Chief Financial Officer.

Pursuant to the terms of the Severance Agreement with Mr. Driggers, Mr. Driggers is entitled to: (i) receive an annual base salary of $320,000.00, (ii) earn an annual performance based bonus pursuant to the Company’s 2010 Incentive Compensation Plan as determined by the Board’s compensation committee, (iii) payment of previously awarded bonus compensation of $225,000.00 in cash within five days of the effective date of the Severance Agreement, (iv) a retention bonus in the amount of $1,000,000.00 payable in restricted stock (25% of which vested immediately and the balance of which vests over three years), (v) receive employee benefits, fringe benefits and perquisites consistent with, and on the same basis as, other high level executives in the Company.  Mr. Driggers’ Severance Agreement will expire at the end of the month in which he reaches 70 years of age unless previously terminated.  If the Severance Agreement is terminated by the Company with cause or by Mr. Driggers, he shall be entitled to receive that portion of his base salary earned, but unpaid, as of the date of termination and all vested benefits, including 401K and previously deferred compensation.  If Mr. Driggers is terminated by the Company without cause for any reason other than Mr. Driggers’ death or disability, Mr. Driggers shall be entitled to receive the following: (i) that portion of his base salary earned, but unpaid, as of the date of termination, (ii) a pro-rata portion of the annual bonus earned in the year of termination, measured as of the date of termination, (iii) any annual bonus earned for a prior completed calendar year to the extent not paid or deferred (the “Accrued Obligations”), (iv) a lump sum payment in cash (the “Severance Payment”) equal to the sum of (a) Mr. Driggers’ base salary in effect at the time of termination, and (b) the cash portion of Mr. Driggers’ annual bonus for the calendar year immediately preceding the year in which the termination occurs and (vi) (a) any outstanding equity awards shall become fully vested and exercisable and any restrictions thereon shall lapse as of the date of termination and (b) any stock options outstanding as of the date of termination must be exercised within 90 days of termination (together the “Equity Benefits”).  In order to receive the Severance Payment, Mr. Driggers will be required to sign a settlement agreement and release of the Company.  If the Company terminates Mr. Driggers without cause, for any reason other than Mr. Driggers’ death or disability within twelve months of a change in control, Mr. Driggers shall be entitled to receive (i) the Accrued Obligations, (ii) an amount equal to two times the Severance Payment and (iii) the Equity Benefits.  If Mr. Driggers is terminated due to disability, he will receive (i) six months base salary, (ii) any Accrued Obligations and (iii) any Equity Benefits.  Further, Mr. Driggers has agreed to certain non-solicitation and confidentiality obligations in favor of the Company.

Pursuant to the terms of the Severance Agreement with Mr. Masilla, Mr. Masilla is entitled to: (i) receive an annual base salary of $320,000.00, (ii) earn an annual performance based bonus pursuant to the Company’s 2010 Incentive Compensation Plan as determined by the Board’s compensation committee, (iii) receive employee benefits, fringe benefits and perquisites consistent with, and on the same basis as, other high level executives in the Company.  Mr. Masilla’s Severance Agreement will expire at the end of the month in which he reaches 70 years of age unless previously terminated.  If the Severance Agreement is terminated by the Company with cause or by Mr. Masilla, Mr. Masilla shall be entitled to receive that portion of his base salary earned, but unpaid, as of the date of termination and all vested benefits, including 401K and previously deferred compensation.  If Mr. Masilla is terminated by the Company without cause for any reason other than Mr. Masilla’s death or disability, Mr. Masilla shall be entitled to receive the following: (i) that portion of his base salary earned, but unpaid, as of the date of termination, (ii) a pro-rata portion of the annual bonus earned in the year of termination, measured as of the date of termination, (iii) any annual bonus earned for a prior completed calendar year to the extent not paid or deferred (the “Accrued Obligations”), (iv) a lump sum payment in cash (the “Severance Payment”) equal to two times the sum of (a) Mr. Masilla’s base salary in effect at the time of termination, and (b) the cash portion of Mr. Masilla’s annual bonus for the calendar year immediately preceding the year in which the termination occurs and (v) (a) any outstanding equity awards shall become fully vested and exercisable and any restrictions thereon shall lapse as of the date of termination and (b) any stock options outstanding as of the date of termination must be exercised within 90 days of termination (together the “Equity Benefits”).  In order to receive the Severance Payment, Mr. Masilla will be required to sign a settlement agreement and release of the Company.  If the Company terminates Mr. Masilla without cause, for any reason other than Mr. Masilla’s death or disability within twelve months of a change in control, Mr. Masilla shall be entitled to receive (i) the Accrued Obligations, (ii) the Severance Payment and (iii) the Equity Benefits.  If Mr. Masilla is terminated due to disability, he will receive (i) six months base salary, (ii) any Accrued Obligations and (iii) any Equity Benefits.  Further, Mr. Masilla has agreed to certain non-solicitation and confidentiality obligations in favor of the Company.

The foregoing are summaries of the Severance Agreements and are qualified in their entirety by reference to the Severance Agreements that are filed as Exhibits 10.2 and 10.3 to this current report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d)       Exhibits

10.1	Complete Separation Agreement and General Release between Peter J.M. Harding and Westway Group, Inc. dated June 25, 2010
10.2	Severance Agreement between Wayne Driggers and Westway Group, Inc. dated June 26, 2010
10.3	Severance Agreement between Thomas A. Masilla, Jr. and Westway Group, Inc. dated June 26, 2010
99.1	Press Release of Westway Group, Inc. dated June 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

Date: June 28, 2010	By:	/s/ Thomas A. Masilla, Jr.

Thomas A. Masilla, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX-10.1	Complete Separation Agreement and General Release between Peter J.M. Harding and Westway Group, Inc. dated June 25, 2010
EX-10.2	Severance Agreement between Wayne Driggers and Westway Group, Inc. dated June 26, 2010
EX-10.3	Severance Agreement between Thomas A. Masilla, Jr. and Westway Group, Inc. dated June 26, 2010
EX-99.1	Press Release of Westway Group, Inc. dated June 28, 2010